Exhibit 1

AGREEMENT OF JOINT FILING

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth below.

Dated: February 9, 2024

Silver Lake West HoldCo, L.P.

By: Silver Lake West VoteCo, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Member

Silver Lake West HoldCo II, L.P.

By: Silver Lake West VoteCo, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Member

Silver Lake West VoteCo, L.L.C.

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Member

Egon Durban

/s/ Egon Durban